Exhibit 10.4

Bill of Sale

This Bill of Sale is entered into on July 31, 2023 by DWM Properties LLC, a Virginia limited liability company (“Seller”), and Greenwave Technology Solutions, Inc., a Delaware corporation (“Buyer”).

1. Conveyance. For good and valuable consideration of a promissory note issued to Seller in a principal amount equal to seventeen million two hundred eighteen thousand three hundred fifty dollars ($17,218,350), the receipt and adequacy of which Seller hereby acknowledges, Seller hereby irrevocably sells, assigns, transfers, conveys, grants, bargains, and delivers to Buyer, all of its right, title, and interest in and to the assets described on Exhibit A hereto (the “Transferred Assets”).

2. Further Assurances. Seller and Buyer each shall execute such documents and other papers and take, or cause to be taken, such further action as may be reasonably required to carry out the provisions hereof and to consummate and make effective the transactions contemplated hereby.

3. Governing Law. This Bill of Sale and all related documents are governed by, and construed in accordance with and enforced under the laws of the State of New York, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

4. Effectiveness. This instrument is executed by and shall be binding upon the parties hereto, for the uses and purposes set forth and referred to, effective immediately upon its delivery by each party. Facsimile and other electronically scanned (e.g., PDF) signatures shall be binding.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have each duly executed and delivered this Bill of Sale on the date first written above.

On behalf of GREENWAVE TECHNOLOGY SOLUTIONS, INC.
Greenwave Technology Solutions, Inc.

By:
Name:	Isaac Dietrich
Title:	Chief Financial Officer

DWM Properties LLC

By:
Name:	Danny Meeks
Title:	Sole Member

[Signature Page to Bill of Sale]

Exhibit A

TRANSFERRED ASSETS

1.	Automobile shredder located at 945 NC 11 N, Kelford, NC

2.	Downstream processing system located at 945 NC 11 N, Kelford, NC

3.	Automobile shredder located at 22907 Brewers Neck Blvd, Carrollton, VA